Exhibit 99.1

JFrog Announces First Quarter Fiscal 2021 Results

Quarterly Revenue Increased 37%

Quarterly Operating Cash Flow of $8.8 million; Free Cash Flow of $7.7 million

Empowers End-to-End Platform with Breakthrough Technologies for Enhanced Security and Software Distribution Capabilities

SUNNYVALE, Calif., May 6, 2021 -- JFrog Ltd. (NASDAQ: FROG), the liquid software company, today announced financial results for its first quarter ended March 31, 2021.

“Our strong first quarter results are setting a solid tone for the year, with 37% revenue growth, 130% net dollar retention rate for the trailing four quarters, and increasing net new customer additions,” said Shlomi Ben Haim, CEO of JFrog. “In Q1, we took a significant leap forward in product innovation, releasing capabilities around modern DevOps scalability; enhanced security, software distribution and the developer ecosystem in response to increasing demand for a full, end-to-end DevOps platform. It’s our goal to make developers the transformers in the digital era, and we’re proud to partner with them and their organizations as they continuously deliver software rapidly and securely to the edge.”

 First Quarter Financial Highlights

●       Revenue for the first quarter of 2021 was $45.1 million, an increase of 37% from $32.8 million for the first quarter of 2020.

●       GAAP Gross Profit was $36.7 million; GAAP Gross Margin was 81.3%.

●       Non-GAAP Gross Profit was $37.6 million; Non-GAAP Gross Margin was 83.4%.

●       GAAP Operating Loss was ($10.6 million); GAAP Operating Margin was (23.5%).

●       Non-GAAP Operating Income was $1.9 million; Non-GAAP Operating Margin was 4.1%.

●       GAAP Net Loss Per Diluted Share was ($0.09); Non-GAAP Net Income Per Diluted Share was $0.02.

●       Operating Cash Flow was $8.8 million, with Free Cash Flow of $7.7 million.

●       Cash, cash equivalents and investments were $605.7 million as of March 31, 2021.

First Quarter & Recent Business Highlights

●       At quarter end, 395 customers had ARR greater than $100,000; 10 customers had ARR above $1 million.

●       Net Dollar Retention Rate for the trailing four quarters was 130%.

●       Cloud revenue in Q4 grew by 62% to $10.3 million over the same period last year, representing 23% of total revenue, up from 19% a year ago.

●       At quarter end, customers using the complete platform (Enterprise+ subscription) represented 29% of revenue in the first quarter of 2021 versus 16% in the first quarter of 2020.

●       Increased footprint in APAC, including significant expansion of operations in China.

●       Expanded third party tool integrations to deliver best-of-breed operations across DevOps pipelines, including integrations with Atlassian, Datadog, AWS GovCloud and Microsoft Government Cloud among others.

Second Quarter and Full Year 2021 Outlook

●       Second Quarter 2021 Outlook:

o  Revenue between $47.6 million and $48.6 million

o  Non-GAAP operating income between $0.5 million and $1.5 million

o  Non-GAAP net income per share between $0.00 and $0.01, assuming approximately 104 million weighted average diluted shares outstanding

 ●       Full Year 2021 Outlook:

o  Revenue between $198 million to $204 million

o  Non-GAAP operating income between $5 million and $7 million

o  Approximately 3% increase in weighted average diluted shares

 The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Conference Call Details

●       Event: JFrog’s First Quarter 2021 Financial Results Conference Call

●       Date: Thursday, May 6, 2021

●       Time: 2:00 p.m. PT (5:00 p.m. ET)

●       Webcast Link: https://investors.jfrog.com/events-and-presentations

A live webcast of the conference call will be accessible from the investor relations website at https://investors.jfrog.com/events-and-presentations/events.

About JFrog

JFrog, the creator of the DevOps platform, is on a “Liquid Software” mission to enable the flow of software seamlessly and securely from the developer’s keystrokes to production. The end-to-end, hybrid JFrog Platform provides the tools and visibility required by modern software development organizations to fully embrace the power of DevOps. JFrog’s universal, multi-cloud DevOps platform is available as open-source, self-managed, and SaaS services on AWS, Microsoft Azure, and Google Cloud. JFrog is trusted by millions of users and thousands of customers, including a majority of the Fortune 100 companies that depend on JFrog solutions to manage their mission-critical software delivery pipelines. Learn more at jfrog.com.

Forward-Looking Statements:

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the U.S. federal securities laws, including but not limited to statements regarding JFrog’s future financial performance, including our outlook for the second quarter and for the full year of 2021, our leadership position in the markets in which we participate, and our ability to meet market demands. These forward-looking statements are based on JFrog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause JFrog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

There are a significant number of factors that could cause actual results to differ materially from statements made in this press release and our earnings call, including but not limited to: risks associated with managing our rapid growth; our history of losses; our limited operating history; our ability to retain and upgrade existing customers our ability to attract new customers; our ability to effectively develop and expand our sales and marketing capabilities; risk of a security breach; risk of interruptions or performance problems associated with our products and platform capabilities; our ability to adapt and respond to rapidly changing technology or customer needs; our ability to compete in the markets in which we participate; general market, political, economic, and business conditions; and the duration and impact of the COVID-19 pandemic.  Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended December 31, 2020, our quarterly report on Form 10-Q for the quarter ended March 31, 2021, and other filings and reports that we may file from time to time with the Securities and Exchange Commission. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

About Non-GAAP Financial Measures:

JFrog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP operating income (loss), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. JFrog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate JFrog’s financial performance. JFrog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. JFrog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on JFrog’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future such as share-based compensation, the effect of which may be significant.

JFrog defines non-GAAP gross profit, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss) and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) share-based compensation expense; (2) the amortization of acquired intangibles; (3) acquisition-related costs and (4) income tax effects. JFrog defines free cash flow as Net cash provided by (used in) operating activities, minus capital expenditures. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing JFrog’s operating performance due to the following factors:

Share-based compensation. JFrog utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its shareholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangibles. JFrog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-related costs. Acquisition-related costs include expenses related to acquisitions of other companies. JFrog views acquisition-related costs as expenses that are not necessarily reflective of operational performance during a period.

Income tax effects. JFrog’s non-GAAP financial results are adjusted for income tax effects related to these non-GAAP adjustments and changes in our assessment regarding the realizability of our deferred tax assets, if any. Excluding income tax effects of non-GAAP adjustments provides a more accurate view of JFrog’s operating results.

Non-GAAP weighted average share count. JFrog defines non-GAAP weighted-average shares used to compute non-GAAP net income (loss) per share, basic and diluted, as GAAP weighted average shares used to compute net income (loss) per share attributable to common shareholders, basic and diluted, adjusted to reflect the ordinary shares issued in connection with the IPO that are outstanding as of the end of the period as if they were outstanding as of the beginning of the period for comparability.

Additionally, JFrog’s management believes that the non-GAAP financial measure, free cash flow, is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

JFrog’s number of customers with annual recurring revenue (“ARR”) of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter. JFrog’s number of customers with ARR of $1 million or more is based on the ARR of each customer, as of the last month of the quarter. JFrog defines ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last month of the quarter. The ARR includes monthly subscription customers, so long as JFrog generates revenue from these customers. JFrog annualizes its monthly subscriptions by taking the revenue it would contractually expect to receive from such customers in a given month and multiplying it by 12.

JFrog’s net dollar retention rate compares its ARR from the same set of customers across comparable periods. JFrog calculates net dollar retention rate by first identifying customers (the “Base Customers”), which were customers in the last month of a particular quarter (the “Base Quarter”). JFrog then calculates the contracted ARR from these Base Customers in the last month of the same quarter of the subsequent year (the “Comparison Quarter”). This calculation captures upsells, contraction, and attrition since the Base Quarter. JFrog then divides total Comparison Quarter ARR by total Base Quarter ARR for Base Customers. JFrog’s net dollar retention rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.

Investor Contact:

JoAnn Horne

jhorne@marketstreetpartners.com

JFROG LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data; unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue:
Subscription—self-managed and SaaS	$41,338	$30,297
License—self-managed	3,749	2,524
Total subscription revenue	45,087	32,821
Cost of revenue:
Subscription—self-managed and SaaS(1)	8,236	6,190
License—self-managed(3)	191	214
Total cost of revenue—subscription	8,427	6,404
Gross profit	36,660	26,417
Operating expenses:
Research and development(1)(2)	13,836	9,295
Sales and marketing(1)(2)(3)	19,765	14,023
General and administrative(1)(2)	13,671	5,198
Total operating expenses	47,272	28,516
Operating loss	(10,612)	(2,099)
Interest and other income, net	360	564
Loss before income taxes	(10,252)	(1,535)
Income tax expense (benefit)	(2,357)	590
Net loss	$(7,895)	$(2,125)
Net loss per share - basic and diluted	$(0.09)	$(0.08)
Weighted-average shares used in computing net loss per share, basic and diluted	92,680	28,154

(1) Includes share-based compensation expense as follows:
Cost of revenue: subscription—self-managed and SaaS	$762	$140
Research and development	1,829	766
Sales and marketing	2,723	673
General and administrative	6,436	377
Total share-based compensation expense	$11,750	$1,956

(2) Includes acquisition-related costs as follows:
Research and development	$351	$347
Sales and marketing	—	114
Total acquisition-related costs	$351	$461

(3) Includes amortization of acquired intangibles as follows:
Cost of revenue: license—self-managed	$191	$214
Sales and marketing	182	$182
Total amortization expense of acquired intangible assets	$373	$396

JFROG LTD.

CONDENSED Consolidated Balance Sheets

(in thousands; unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$146,676	$164,461
Short-term investments	458,977	433,595
Accounts receivable, net	51,423	37,048
Deferred contract acquisition costs	3,655	3,247
Prepaid expenses and other current assets	14,430	14,210
Total current assets	675,161	652,561
Property and equipment, net	5,598	4,963
Deferred contract acquisition costs, noncurrent	5,925	4,949
Operating lease right-of-use assets	20,611	—
Intangible assets, net	3,674	4,047
Goodwill	17,320	17,320
Other assets, noncurrent	6,722	5,391
Total assets	$735,011	$689,231
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$8,957	$9,911
Accrued expenses and other current liabilities	23,777	21,039
Operating lease liabilities	4,876	—
Deferred revenue	102,432	91,750
Total current liabilities	140,042	122,700
Deferred revenue, noncurrent	18,542	11,087
Operating lease liabilities, noncurrent	15,897	—
Other liabilities, noncurrent	1,132	1,550
Total liabilities	175,613	135,337
Shareholders’ equity:
Share capital	261	257
Additional paid-in capital	642,090	628,054
Accumulated other comprehensive income (loss)	(269)	372
Accumulated deficit	(82,684)	(74,789)
Total shareholders’ equity	559,398	553,894
Total liabilities and shareholders’ equity	$735,011	$689,231

JFROG LTD.

CONDENSED Consolidated StatementS of Cash Flows

(in thousands; unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(7,895)	$(2,125)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,006	859
Share-based compensation expense	11,750	1,956
Non-cash operating lease expense	1,278	—
Net amortization of premium or discount on investments	1,343	268
Changes in operating assets and liabilities:
Accounts receivable	(14,375)	2,357
Prepaid expenses and other assets	(2,386)	(2,944)
Deferred contract acquisition costs	(1,384)	(161)
Accounts payable	(954)	1,201
Accrued expenses and other liabilities	3,658	1,083
Operating lease liabilities	(1,367)	—
Deferred revenue	18,137	(3,743)
Net cash provided by (used in) operating activities	8,811	(1,249)
Cash flows from investing activities:
Purchases of short-term investments	(88,580)	(40,778)
Maturities of short-term investments	61,825	34,040
Purchases of property and equipment	(1,135)	(1,149)
Net cash used in investing activities	(27,890)	(7,887)
Cash flows from financing activities:
Payments of deferred offering costs	—	(862)
Proceeds from exercise of share options	2,290	396
Payments to tax authorities from employee equity transactions, net	(1,008)	—
Net cash provided by (used in) financing activities	1,282	(466)
Net decrease in cash, cash equivalents, and restricted cash	(17,797)	(9,602)
Cash, cash equivalents, and restricted cash—beginning of period	164,739	40,943
Cash, cash equivalents, and restricted cash—end of period	$146,942	$31,341
Reconciliation of cash, cash equivalents, and restricted cash within the Condensed Consolidated Balance Sheets to the amounts shown in the Condensed Consolidated Statements of Cash Flows above:
Cash and cash equivalents	$146,676	$31,062
Restricted cash included in prepaid expenses and other current assets	14	14
Restricted cash included in other assets, noncurrent	252	265
Total cash, cash equivalents, and restricted cash	$146,942	$31,341

JFROG LTD.

reconciliation of GAAP to non-GAAP results

(in thousands; unaudited)

	Three Months Ended March 31,
	2021	2020
Reconciliation of gross profit and gross margin
GAAP gross profit	$36,660	$26,417
Plus: Share-based compensation expense	762	140
Plus: Amortization of acquired intangibles	191	214
Non-GAAP gross profit	$37,613	$26,771
GAAP gross margin	81.3%	80.5%
Non-GAAP gross margin	83.4%	81.6%

Reconciliation of operating expenses
GAAP research and development	$13,836	$9,295
Less: Share-based compensation expense	(1,829)	(766)
Less: Acquisition-related costs	(351)	(347)
Non-GAAP research and development	$11,656	$8,182

GAAP sales and marketing	$19,765	$14,023
Less: Share-based compensation expense	(2,723)	(673)
Less: Acquisition-related costs	—	(114)
Less: Amortization of acquired intangibles	(182)	(182)
Non-GAAP sales and marketing	$16,860	$13,054

GAAP general and administrative	$13,671	$5,198
Less: Share-based compensation expense	(6,436)	(377)
Non-GAAP general and administrative	$7,235	$4,821

Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(10,612)	$(2,099)
Plus: Share-based compensation expense	11,750	1,956
Plus: Acquisition-related costs	351	461
Plus: Amortization of acquired intangibles	373	396
Non-GAAP operating income	$1,862	$714
GAAP operating margin	(23.5)%	(6.4)%
Non-GAAP operating margin	4.1%	2.2%

Reconciliation of net income (loss)
GAAP net loss	$(7,895)	$(2,125)
Plus: Share-based compensation expense	11,750	1,956
Plus: Acquisition-related costs	351	461
Plus: Amortization of acquired intangibles	373	396
Less: Income tax effects(1)	(2,736)	—
Non-GAAP net income	$1,843	$688
Net income per share - basic	$0.02	$0.01
Net income per share - diluted	$0.02	$0.01
Shares used in non-GAAP per share calculations:
GAAP weighted-average shares used to compute net income per share - basic	92,680	28,154
Add:
Non-GAAP unweighted adjustment for ordinary shares issued in connection with IPO	—	61,937
Non-GAAP weighted-average shares used to compute net income per share - basic	92,680	90,091

GAAP weighted-average shares used to compute net income per share - diluted	92,680	28,154
Add:
Non-GAAP unweighted adjustment for ordinary shares issued in connection with IPO	—	61,937
Dilutive ordinary share equivalents	10,563	9,502
Non-GAAP weighted-average shares used to compute net income per share - diluted	103,243	99,593

(1) Income tax effects of non-GAAP adjustments in the three months ended March 31, 2020 were immaterial.

JFROG LTD.

reconciliation of gaap cash flow from operating activities to free cash flow

(in thousands; unaudited)

	Three Months Ended March 31,
	2021	2020
Net cash provided by (used in) operating activities	$8,811	$(1,249)
Less: purchases of property and equipment	(1,135)	(1,149)
Free cash flow	$7,676	$(2,398)